                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors of Style Select Series, Inc. do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton and Robert M. Zakem or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.


Signature                               Title                                            Date
---------                               -----                                            ----
/s/ Peter A.  Harbeck                   Director and President                           September 17, 1996
-------------------------               (Principal Executive Officer)
Peter A. Harbeck

/s/ Peter C.  Sutton                    Treasurer (Principal                             September 17, 1996
--------------------                    Financial and Accounting Officer)
Peter C.  Sutton

/s/ S.  James Coppersmith               Director                                         September 17, 1996
-------------------------
S.  James Coppersmith

/s/ Samuel M.  Eisenstat                Director                                         September 17, 1996
------------------------
Samuel M.  Eisenstat

/s/ Stephen J. Gutman                   Director                                         September 17, 1996
---------------------
Stephen J.  Gutman

/s/ Sebastiano Sterpa                   Director                                         September 17, 1996
---------------------
Sebastiano Sterpa


/s/ Peter McMillan III                  Director                                         September 17, 1996
----------------------
Peter McMillan III